SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2007

HOST HOTELS & RESORTS, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14625	53-0085950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500 Bethesda, Maryland	20817
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 744-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Host Hotels & Resorts, Inc. announced on November 1, 2007 that W. Edward Walter has been elected to the Board of Directors. Mr. Walter will fill the vacancy on the Board of Directors that resulted from the resignation of Christopher J. Nassetta as Director effective October 31, 2007.

The Company also announced that the Board of Directors elected Larry K. Harvey, age 43, to serve as the Company’s Executive Vice President, Chief Financial Officer and Treasurer effective November 1, 2007. Mr. Harvey has been with the Company for a total of ten years. From 1994 to 1998, Mr. Harvey served as Vice President of Corporate Accounting. He rejoined the Company in 2003 as Senior Vice President and Corporate Controller. In February 2006, he was promoted to Senior Vice President, Chief Accounting Officer, and in September 2007, he was promoted to Senior Vice President, Treasurer. From 1998 to 2003, Mr. Harvey served as Chief Financial Officer of Barceló Crestline Corporation, formerly Crestline Capital Corporation.

In addition, the Company announced that the Board of Directors elected Gregory J. Larson, age 43, to serve as Executive Vice President, Corporate Strategy and Fund Management effective November 1, 2007. Mr. Larson joined the Company in 1993 and previously served as the Senior Vice President responsible for our Treasury, Corporate Finance and Investor Relations functions. Prior to joining the Company, Mr. Larson worked for Marriott International, Inc.

A press release on this subject was issued on November 1, 2007 and is filed herewith as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable

(c)	Not applicable.

(d)	Exhibits

99.1	Press Release, dated November 1, 2007

Exhibit No.	Description
99.1	Press Release, dated November 1, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC.

Date: November 2, 2007	By:	/S/ Brian G. Macnamara
	Name:	Brian G. Macnamara
	Title:	Senior Vice President, Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated November 1, 2007